UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2024

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2024, Milestone Pharmaceuticals Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Alta Fundamental Advisers LLC (“Alta”).

In accordance with the terms of the Cooperation Agreement, effective as of the date of the Cooperation Agreement, the Company increased the size of the Board of Directors (the “Board”) to nine (9) directors and appointed Stuart M. Duty and Andrew R. Saik (collectively, the “Initial New Directors”) to the Board to fill the resulting vacancies, each with a term expiring at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), or until their earlier death, disability, resignation, disqualification, or removal. Mr. Duty was appointed to the Nominating and Corporate Governance Committee of the Board and Mr. Saik was appointed to the Audit Committee of the Board. Pursuant to the Cooperation Agreement, as soon as reasonably practicable after the date of the Cooperation Agreement (and in any event prior to September 6, 2024), the Company will increase the size of the Board and appoint an individual that is mutually agreeable to the Company and Alta (the “Company Identified New Director”) as an independent director to the Board with a term expiring at the next annual meeting of shareholders, or until his or her earlier death, disability, resignation, disqualification, or removal. Pursuant to the Cooperation Agreement, Alta Fundamental Advisers Master L.P. irrevocably withdrew the notice it had provided to the Company under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of its intention to nominate five directors to stand for election at the 2024 Annual Meeting.

The Company has agreed to include the Initial New Directors on its slate of director nominees for both the 2024 Annual Meeting and the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and to solicit proxies for the election of, and support and recommend for the election of, the Initial New Directors at such meetings in the same manner as for the Company’s other director nominees.

If either of the Initial New Directors resigns or otherwise ceases to be a director for any reason prior to the conclusion of the 2025 Annual Meeting (the “Termination Date”), and at such time Alta holds a Net Long Position (as defined in the Cooperation Agreement) at or above 4.0% of the Company’s common shares then-outstanding, the Company and Alta will cooperate in good faith to select, and the Board will appoint, as promptly as practicable, a director mutually agreeable to the Company and Alta, who must be independent under Nasdaq’s listing standards and may not be a principal, officer, manager, employee, affiliate or associate of Alta.

Prior to the Termination Date, Alta has agreed to vote all of its shares of the Company in accordance with the Board’s recommendations on all proposals or business that may be the subject of shareholder action at shareholder meetings held prior to the Termination Date, except (i) if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC recommends against the Board’s recommendation for a proposal (other than with respect to director elections), Alta may follow such alternative recommendation, and (ii) Alta may vote in its sole discretion with respect to any proposals with respect to an Extraordinary Transaction (as defined in the Cooperation Agreement) that is subject to a vote of the Company’s shareholders..

The Cooperation Agreement also contains customary standstill, non-disparagement and expense reimbursement provisions. The Cooperation Agreement remains in effect until the Termination Date unless the Cooperation Agreement is earlier terminated in accordance with its terms.

The description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The description of the matters included under Item 1.01 is incorporated into this Item 5.02 by reference.

New Director Appointments

The Board has determined that each of Mr. Duty and Mr. Saik is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Exchange Act. Other than with respect to the matters referenced in Item 1.01 of this Current Report, there are no arrangements or understandings between either Mr. Duty or Mr. Saik and any other person pursuant to which Mr. Duty or Mr. Saik was each appointed as a director. Mr. Duty and Mr. Saik each do not have any family relationships with any of the Company’s directors or executive officers, and each do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of the Company’s Non-Employee Director Compensation Policy (as amended to date, the “Compensation Policy”), each of Mr. Duty and Mr. Saik will receive annual cash compensation of $42,500 for his service as a director. Additionally, pursuant to the Compensation Policy, Mr. Duty and Mr. Saik will each be granted an option to purchase up to 80,000 common shares of the Company (the “Initial Grant”) upon the effective date of his appointment to the Board. The Initial Grant will vest in equal monthly installments over three years from the date of grant, subject to such director’s continued service as a director or otherwise as an employee or consultant to the Company through the applicable vesting dates. The Initial Grant is subject to the terms of the Company’s 2019 Equity Incentive Plan and the Company’s form of United States stock option grant notice and stock option award agreement thereunder. Furthermore, Mr. Duty and Mr. Saik each are entitled to receive additional annual equity awards in accordance with the terms and conditions of the Compensation Policy. The Company will also reimburse reasonable out-of-pocket expenses incurred by Mr. Duty and Mr. Saik for their attendance at meetings of the Board or any committee thereof.

In connection with their appointments to the Board, Mr. Duty and Mr. Saik have entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-230846) filed with the Securities and Exchange Commission on April 12, 2019.

Director Resignations

Debra K. Liebert and Richard Pasternak, MD have informed the Company of their intent not to stand for reelection at the Company’s 2024 Annual Meeting. Ms. Liebert and Dr. Pasternak both served on the Company’s Compensation Committee. Neither Ms. Liebert’s nor Dr. Pasternak’s resignations are related to any disagreement with the Company on any matter relating to its operations, policies or practices. Following the 2024 Annual Meeting and the appointment of the Company Identified New Director, the Company will decrease the size of the Board to eight (8) directors.

Item 5.08.	Shareholder Director Nominations.

The Company has scheduled the 2024 Annual Meeting to be held via the Internet, on August 28, 2024, at 11:00 a.m., Eastern time and established July 9, 2024, as the record date for determining shareholders entitled to notice of, and to vote at, the 2024 Annual Meeting.

Since the date of the 2024 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2023 annual meeting of shareholders, to be considered for inclusion in the 2024 Annual Meeting proxy materials, a shareholder proposal must be submitted in writing on or before (i) July 17, 2024 to meet the requirements of Rule 14a-8 under the Exchange Act and on or before (ii) January 30, 2024 for proposals submitted pursuant to Chapter VII, Division I of the Business Corporations Act (Québec) and the by-laws of the Company in order to be eligible for inclusion in the proxy material for, or to be brought before, the 2024 Annual Meeting. Proposals must be submitted in writing to: Company Secretary; 1111 Dr. Frederik-Philips Boulevard, Suite 420, Montréal, Québec, Canada H4M 2X6.

Item 8.01.	Other Events.

The Company issued a press release on July 15, 2024, announcing the execution of the Cooperation Agreement and related information. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of July 14, 2024, by and between the Company and Alta Fundamental Advisers Master L.P.
99.1	Press Release, dated July 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

Date: July 15, 2024	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer Principal Financial Officer